                                                                   EXHIBIT 99.2


                                                                   Grant #______

                               TELEBIT CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT


                  TELEBIT CORPORATION, a California corporation (the "Company"), has granted to _______________________ (the "Optionee"), an option to purchase a total of ______ shares of Common Stock (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1985 Employee Stock Incentive Program (the "Program") adopted by the Company which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Program shall have the same defined meanings in this Option Agreement.

                  1. Nature of the Option. This Option is intended to qualify as an Incentive Stock Option as defined in Section 422A of the Internal Revenue Code of 1986 (the "Code").

                  2. Exercise Price. The exercise price is $___________ for each share of Common Stock, which price is not less than the Fair Market Value per share of Common Stock on the date of grant.

                  3. Exercise of Option. This Option shall be exercisable during its term, unless waived by the Company, not more frequently than four (4) times during any calendar year and in accordance with the provisions of Section 8 of the Program as follows:

                     (a) Right to Exercise.

                         (i) Subject to subsections 3(a) (ii) and (iii), below,
this Option shall be exercisable immediately.

                         (ii) This Option may not be exercised for a fraction of
a share.

                         (iii) In the event of Optionee's death, disability or
other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitations contained in subsection 3(a)(iv).

                         (iv) In no event may this Option be exercised after the
date of expiration of the term of this Option as set forth in Section 10 below.

                     (b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of the Common Stock as may be required by the Company pursuant to the provisions of the Program. Such written notice, attached hereto as Exhibit 1, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price.

                  No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

                  4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                     (a) cash,

                     (b) check; or

                     (c) surrender of other Shares of Common Stock of the Company which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company and (ii) have a Fair Market Value on the date of surrender equal to the exercise price of the Shares as to which the Option is being exercised.

                  5. Restrictions on Exercise. This Option may not be exercised until such time as the Program has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

                  6. Termination of Status as an Employee. In the event of termination of Optionee's Continuous Status as an Employee, Optionee may, but only within thirty (30) days after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in
Section 10 below), exercise this Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

                  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES


                                       2.

HEREUNDER). THE OPTIONEE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHTS OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

                  7. Disability of Optionee. Notwithstanding the provisions of
Section 6 above, in the event of termination of Optionee's Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), Optionee may, but only within six (6) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise his or her Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                  8. Death of Optionee. In the event of the death of Optionee:

                     (a) during the term of this Option and while an Employee of the Company and having been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that Optionee on the date of death was entitled to exercise it at the date of death; or

                     (b) within thirty (30) days after the termination of Optionee's Continuous Status as an Employee, for any reason other than for cause or a voluntary termination initiated by the Optionee, the Option may be exercised, at any time within six (6) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

                  9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

                  10. Term of Option. This Option may not be exercised more than five (5) years from the date of grant of this Option, and may be exercised during such term only in accordance with the terms of the Program and the terms of this Option.


                                       3.

                  11. Early Disposition of Stock. Optionee understands that if he disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to him, he will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the Shares and the lower of the fair market value of the Shares on the date of the exercise or the fair market value of the Shares at the date of disposition. The amount of such ordinary income may be measured differently if Optionee is an officer, director or 10% shareholder of the Company, or if the Shares were subject to a substantial risk of forfeiture at the time they were transferred to Optionee. Optionee hereby agrees to notify the Company in writing within 30 days after the date of any such disposition. Optionee understands that if he disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.

DATE OF GRANT: _____________________, 199__


                                       TELEBIT CORPORATION,
                                       a California corporation



                                       By:
                                           ------------------------------------
                                       Title:
                                              ---------------------------------


                                       4.

                  Optionee acknowledges receipt of a copy of the Program, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has had an opportunity to obtain the advice of counsel prior to executing this Option and hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Program. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


Dated:
       -----------------------


                                         --------------------------------------
                                         Optionee



                                         --------------------------------------
                                         Social Security #


                                         Residence Address:

                                         --------------------------------------

                                         --------------------------------------


                                       5.

                                     CONSENT



                  The undersigned spouse of Optionee agrees that the spouse's interest in the Stock subject to this Agreement shall be irrevocably bound by this Agreement and further understands and agrees that any community property interest, if any, shall be similarly bound by this Agreement.




                                         --------------------------------------
                                         Spouse of Optionee


                                       6.